UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2026	PLD/26	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Prologis Euro Finance LLC (the “Euro Issuer”) and Prologis, L.P. (the “Operating Partnership”) closed the issuance and sale of the Notes (defined below) on May 7, 2024. The information under Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

On April 22, 2024, the Euro Issuer priced an offering of €550,000,000 aggregate principal amount of its 4.000% Notes due 2034 (the “Euro Notes”). In connection with the offering, the Euro Issuer and the Operating Partnership entered into an Underwriting Agreement, dated April 22, 2024 (the “Euro Underwriting Agreement”), with BNP Paribas, Crédit Agricole Corporate and Investment Bank, HSBC Bank plc, J.P. Morgan Securities plc, Morgan Stanley & Co International plc and the other underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Euro Issuer agreed to sell and the Underwriters agreed to purchase the Euro Notes, subject to and upon the terms and conditions set forth therein. A copy of the Euro Underwriting Agreement has been filed as an exhibit to this Current Report and is incorporated herein by reference.

On April 22, 2024, the Operating Partnership priced an offering of £350,000,000 aggregate principal amount of its 5.625% Notes due 2040 (the “Sterling Notes” and, together with the Euro Notes, the “Notes”). In connection with the offering, the Operating Partnership entered into an Underwriting Agreement, dated April 22, 2024 (the “Sterling Underwriting Agreement”), with the Underwriters, pursuant to which the Operating Partnership agreed to sell and the Underwriters agreed to purchase the Sterling Notes, subject to and upon the terms and conditions set forth therein. A copy of the Sterling Underwriting Agreement has been filed as an exhibit to this Current Report and is incorporated herein by reference.

The Euro Notes are being issued under an indenture dated as of August 1, 2018 (the “Euro Base Indenture”), among the Euro Issuer, the Operating Partnership and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of August 1, 2018 (the Euro Base Indenture, as supplemented by the first supplemental indenture, the “Euro Indenture”). The Sterling Notes are being issued under an indenture dated as of June 8, 2011 (the “Sterling Base Indenture”), among the Operating Partnership, Prologis, Inc. and the Trustee, as supplemented by the fifth supplemental indenture, dated as of August 15, 2013, and the eighth supplemental indenture, dated as of June 7, 2017 (the Sterling Base Indenture, as supplemented by the fifth supplemental indenture and the eighth supplemental indenture, the “Sterling Indenture”).

The net proceeds to the Euro Issuer from the sale of the Euro Notes, after the Underwriter’s discounts and offering expenses, are estimated to be approximately €546 million, or $581 million, based on the euro/U.S. dollar rate of exchange as of April 12, 2024. The Euro Issuer intends to lend or distribute the net proceeds from the Euro Notes to the Operating Partnership or one of its other subsidiaries. The Operating Partnership expects to use a portion of such net proceeds to repay borrowings under the euro tranches of its global lines of credit and the remainder for general corporate purposes, including to repay, repurchase or tender for other indebtedness.

The net proceeds to the Operating Partnership from the sale of the Sterling Notes, after the Underwriter’s discounts and offering expenses, are estimated to be approximately £346 million, or $430 million, based on the sterling/U.S. dollar rate of exchange as of April 12, 2024. The Operating Partnership expects to use a portion of such net proceeds to repay borrowings under the U.S. dollar tranches of its global lines of credit and the remainder for general corporate purposes, including to repay, repurchase or tender for other indebtedness.

The Euro Notes will bear interest at a rate of 4.000% per annum and mature on May 5, 2034. The Euro Notes will be senior unsecured obligations of the Euro Issuer and will be fully and unconditionally guaranteed by the Operating Partnership. The Sterling Notes will bear interest at a rate of 5.625% per annum and mature on May 4, 2040. The Sterling Notes will be senior unsecured obligations of the Operating Partnership.

The Euro Notes will be redeemable in whole at any time or in part from time to time, at the option of the Euro Issuer, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Euro Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Euro Notes to be redeemed that would be due if such Euro Notes matured on February 5, 2034 (the “Euro Par Call Date”) (in each case exclusive of interest accrued to the redemption date) discounted to the redemption date on an annual basis at the applicable Comparable Government Rate Bond plus 25 basis points. In addition, on or after the Euro Par Call Date, the Euro Notes will be redeemable in whole at any time or in part from time to time, at the Euro Issuer’s option, at a redemption price equal to 100% of the principal amount of the Euro Notes to be redeemed. In each case, accrued and unpaid interest, if any, will be paid on the Euro Notes being redeemed to, but excluding, the redemption date.

The Sterling Notes will be redeemable in whole at any time or in part from time to time, at the option of the Operating Partnership, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Sterling Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Sterling Notes to be redeemed that would be due if such Sterling Notes matured on February 4, 2034 (the “Sterling Par Call Date”) (in each case exclusive of interest accrued to the redemption date) discounted to the redemption date on an annual basis at the applicable Comparable Government Rate Bond plus 20 basis points. In addition, on or after the Sterling Par Call Date, the Sterling Notes will be redeemable in whole at any time or in part from time to time, at the Operating Partnership’s option, at a redemption price equal to 100% of the principal amount of the Sterling Notes to be redeemed. In each case, accrued and unpaid interest, if any, will be paid on the Sterling Notes being redeemed to, but excluding, the redemption date.

The Indenture governing the Notes restricts, among other things, the Operating Partnership’s and its subsidiaries ability to incur additional indebtedness and to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of its assets.

The Notes are being issued pursuant to the Registration Statement (File No. 333-267431) that the Euro Issuer and the Operating Partnership filed with the Securities and Exchange Commission (the “SEC”) relating to the public offering from time to time of securities of the Euro Issuer and the Operating Partnership pursuant to Rule 415 of the Securities Act of 1933, as amended. In connection with filing with the SEC definitive prospectus supplements, each dated April 22, 2024, and a base prospectus, dated September 15, 2022, relating to the public offerings of the Notes and guarantees corresponding to the Euro Notes, the Operating Partnership is filing the Euro Underwriting Agreement, the Sterling Underwriting Agreement, the form of the Notes and certain other exhibits with this Current Report on Form 8-K as exhibits to such Registration Statement. See “Item 9.01 – Financial Statements and Exhibits.”

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 22, 2024, among Prologis Euro Finance LLC, Prologis, L.P., and BNP Paribas, Crédit Agricole Corporate and Investment Bank, HSBC Bank plc, J.P. Morgan Securities plc, Morgan Stanley & Co International plc and the other underwriters named in Schedule A thereto.

1.2	Underwriting Agreement, dated April 22, 2024, among Prologis, L.P. and BNP Paribas, Crédit Agricole Corporate and Investment Bank, HSBC Bank plc, J.P. Morgan Securities plc, Morgan Stanley & Co International plc and the other underwriters named in Schedule A thereto.

4.1	Form of Officers’ Certificate related to the 4.000% Notes due 2034.

4.2	Form of 4.000% Notes due 2034.

4.3	Form of Officers’ Certificate related to the 5.625% Notes due 2040.

4.4	Form of 5.625% Notes due 2040.

5.1	Opinion of Mayer Brown LLP regarding the Euro Notes.

5.2	Opinion of Mayer Brown LLP regarding the Sterling Notes.

23.1	Consent of Mayer Brown LLP regarding the Euro Notes (included in Exhibit 5.1).

23.2	Consent of Mayer Brown LLP regarding the Sterling Notes (included in Exhibit 5.2).

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: May 7, 2024	By:	/s/ Anne DeMarco
		Name:	Anne DeMarco
		Title:	Vice President and Assistant Secretary

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: May 7, 2024	By:	/s/ Anne DeMarco
		Name:	Anne DeMarco
		Title:	Vice President and Assistant Secretary